Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
July 2, 2012	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Consummates Sale of Two Branches

Final Strategic Action to Return to Profitability in 2012

Greenville, S.C. – Palmetto Bancshares, Inc. (the “Company”) (NASDAQ: PLMT) announced that effective July 1, 2012 its wholly-owned subsidiary, The Palmetto Bank, consummated the sale of its Rock Hill and Blacksburg, South Carolina branches to Carolina Premier Bank, a North Carolina state chartered bank and wholly owned banking subsidiary of Premara Financial, Inc. The signing of an agreement to sell these branches to Carolina Premier Bank was originally announced on January 30, 2012. In connection with the consummation of the sale, Carolina Premier Bank purchased real estate, equipment, substantially all of the loans (totaling $7.5 million) and certain other assets, and assumed the deposits (totaling $41.1 million) and lease obligations associated with these two branches. The Company recorded a gain on sale of the branches, net of transaction costs, of $627 thousand, which will be recognized in the third quarter 2012. As part of the settlement of the sale, the Company made a cash payment to Carolina Premier Bank of $31.6 million, representing the excess of deposit and other liabilities assumed by Carolina Premier Bank over the carrying value of loans and other assets sold by the Company, and the premium received by the Company for the deposits sold.

The branch sale is the final strategic action previously announced by the Company in December 2011 to align better the Company’s infrastructure and expense base with its current balance sheet size, scope of business activities, and underlying revenue generating capacity of the franchise. “The consummation of this branch sale is another significant step forward in our strategic plan to return to profitability through reduced operating costs and increased efficiency,” said Samuel L. Erwin, Chief Executive Officer of the Company. “Completing this branch sale will have an immediate positive impact to our earnings. The branch sale, coupled with the disposition of $40.3 million of problem assets announced in June, will accelerate our return to profitability in 2012.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 105-year old independent state-chartered commercial bank and is the fourth largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.2 billion and serves the Upstate through 25 branch locations in the nine counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, and Spartanburg. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage, Credit Cards and Indirect Auto), Commercial Banking (including Small Business Administration loans, Business Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Brokerage, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

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Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.